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                                                                    EXHIBIT 11.1

                            THE FOOTHILL GROUP, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                                               1993               1992            1991
                                                                           -----------        -----------     ------------
Primary:
   Income from continuing operations                                       $20,823,000        $12,134,000      $ 5,684,000
   Preferred stock dividends                                                  (270,000)          (277,000)        (138,000)
   Income (loss) from discontinued operations                               (1,579,000)           563,000          374,000
   Extraordinary items                                                        (561,000)          (552,000)         213,000
                                                                           -----------        -----------      -----------
   Income for primary calculation                                          $18,413,000        $11,868,000      $ 6,133,000
                                                                           ===========        ===========      ===========
   Weighted average number of common shares outstanding                     16,262,000         13,326,000       10,067,000
   Effect of dilutive stock options                                            421,000            404,000           39,000
                                                                           -----------       ------------       ----------
   Number of common shares used in computation                              16,683,000         13,730,000       10,106,000
                                                                           ===========        ===========      ===========
   Per share:
       Income from continuing operations                                         $1.23             $0.89             $0.55
       Income (loss) from discontinued operations                                (0.09)             0.04              0.04
       Extraordinary items                                                       (0.03)            (0.04)             0.02
                                                                           -----------         ---------       -----------
       Net income                                                                $1.11             $0.89             $0.61
                                                                           ===========         ==========      ===========
Fully diluted:
   Income from continuing operations                                       $20,823,000       $12,134,000       $ 5,684,000
   Interest expense avoided on assumed conversion of 9.5%
      debentures                                                                     -         1,003,000         1,337,000
   Tax benefit lost due to assumed conversion                                        -          (401,000)         (562,000)
   Income (loss) from discontinued operations                               (1,579,000)          563,000           374,000
   Extraordinary items                                                        (561,000)         (552,000)          213,000
                                                                           -----------       -----------       -----------
   Income for fully diluted calculation                                    $18,683,000       $12,747,000       $ 7,046,000
                                                                           ===========       ===========       ===========
   Weighted average number of shares outstanding                            16,262,000        13,326,000        10,068,000
   Shares issued upon assumed conversion of convertible
      preferred stock                                                          667,000           667,000           343,000
   Shares issued upon assumed conversion of 9.5%  debentures                         -         1,240,000         1,937,000
   Effect of dilutive stock options                                            434,000           417,000            52,000
                                                                           -----------       -----------      ------------
   Number of shares used in computation                                     17,363,000        15,650,000        12,400,000
                                                                           ===========       ===========       ===========

   Per share:
       Income from continuing operations                                        $ 1.20            $ 0.81            $ 0.52
       Income (loss) from discontinued operations                                (0.09)             0.04              0.03
       Extraordinary items                                                       (0.03)            (0.03)             0.02
                                                                          ------------      ------------       -----------
       Net income                                                               $ 1.08            $ 0.82            $ 0.57
                                                                          ============      ============       ===========
